UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 6, 2009

AGL RESOURCES INC.
(Exact name of registrant as specified in its charter)

Georgia	1-14174	58-2210952
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

Ten Peachtree Place NE, Atlanta, Georgia 30309
(Address and zip code of principal executive offices)

404-584-4000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01    Regulation FD Disclosure

On October 6, 2009, Atlanta Gas Light Company ("Atlanta Gas Light"), a wholly owned subsidiary of AGL Resources Inc. (the "Company"), received approval from the Georgia Public Service Commission to begin the Strategic Infrastructure Development and Enhancement program, a multi-year gas distribution system infrastructure investment project.

A press release announcing the program is furnished herewith as Exhibit 99.1.

Item 8.01    Other Events

On October 6, 2009, the Georgia Public Service Commission approved the Company's proposed purchase of an additional 15% ownership interest in the SouthStar Energy Services LLC joint venture with Piedmont Natural Gas Company, Inc. This purchase is pursuant to the terms of an agreement with Piedmont Natural Gas Company Inc. described in the Company's quarterly report on Form 10-Q filed with the Securities and Exchange Commission on July 30, 2009. The purchase is expected to be effective January 1, 2010.

Item 9.01    Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

99.1
Press release dated October 6, 2009, announcing that Atlanta Gas Light received approval from the Georgia Public Service Commission to begin the Strategic Infrastructure Development and Enhancement program.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGL RESOURCES INC.
(Registrant)
Date: October 8, 2009	/s/ Andrew W. Evans
Andrew W. Evans Executive Vice President, Chief Financial Officer and Treasurer

Exhibit Index

Exhibit No.	Description

99.1
Press release dated October 6, 2009, announcing that Atlanta Gas Light received approval from the Georgia Public Service Commission to begin the Strategic Infrastructure Development and Enhancement program.